Exhibit 5 and 23.3

The Law Office of Stephen E. Rounds
Stephen E. Rounds, Attorney
1544 York Street, Suite 110
Denver, Colorado 80206

September 6, 2006

U.S. Energy Corp.
877 N. 8th W.
Riverton, Wyoming 82501

Re:  Registration Statement on Form S-3
Initial Filing

Gentlemen:

U.S. Energy Corp. (the “company”) has filed a registration statement with the Securities and Exchange Commission to register the resale, under section 5 of the Securities Act of 1933, of up to
227,934 shares of common stock, comprised of 1,013 outstanding shares; and 226,921 shares issuable on exercise of warrants.

We have acted as counsel to the company in connection with the preparation and filing of the registration statement.

  Our legal opinion and consent to be named in the registration statement, are required to be provided in connection with the registration statement, and are required to be filed as exhibits to the registration statement.

Documents Reviewed

We have examined originals, certified copies or other copies identified to out satisfaction, of the following:

1. Articles of Incorporation of the company.

2.  Bylaws of the company.

3.  All exhibits listed in Part II of the registration statement.

4.  Part I of the registration statement.

5.  Minutes of proceedings of the company’s board of directors to the date hereof.

6. Other documents as appropriate under the circumstances.

U.S. Energy Corp.
September 6, 2006
Page -2-

We also have consulted with officers and representatives of the company, and received such representations and assurances concerning the exhibits described in paragraph 3 and the registration statement described in paragraph 4, as we have deemed advisable or necessary under the circumstances.
Although we have not undertaken independent verification of such representations and assurances, we have no reason to believe that the representations and assurances received are materially inaccurate or false.

Opinion and Consent

Based on our review of the documents listed above, it is our opinion that the outstanding shares of common stock are, and the shares to be issued by the company on exercise of the subject warrants will be when issued, all of which are covered by the subject registration statement, duly and validly issued, fully paid and non-assessable shares of the common stock of the company under the laws of the state of Wyoming.

  No opinion is expressed, and none shall be inferred, with respect to the financial statements incorporated by reference into the registration statement.

  We hereby consent to the filing of this opinion as an exhibit to the registration statement on Form S-3. However, we do not admit that we are in the category of those persons whose consent is required to be so filed by section 7(a) of the Securities Act of 1933.

Yours Sincerely,

/s/ Stephen E. Rounds